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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF PROGRESS SOFTWARE CORPORATION

North America
     Barbados                Progress Software International Sales Corporation
     Canada                  Progress Software Corporation of Canada Ltd.
     Canada                  PeerDirect Company
     Delaware                eXcelon Corporation
     Delaware                Falcon Asset Acquisition Corporation
     Delaware                NuSphere Corporation
     Delaware                PeerDirect Corporation
     Delaware                Persistence Software Inc.
     Delaware                Progress Software International Corporation
     Delaware                Progress Software Corporation
     Delaware                Sonic Software Corporation
     Massachusetts           DataDirect Technologies Corp.
     Massachusetts           Progress Security Corporation

Europe
     Austria                 Progress Software GesmbH
     Belgium                 DataDirect Technologies NV
     Belgium                 Progress Software NV
     Czech Republic          Progress Software spol. s.r.o.
     Denmark                 Progress Software A/S
     Finland                 Progress Software Oy
     France                  Object Design S.a.r.l.
     France                  Progress Software S.A.
     France                  Sonic Software S.a.r.l.
     Germany                 DataDirect Technologies GmbH
     Germany                 Persistence Software GmbH
     Germany                 Progress Software GmbH
     Germany                 Sonic Software GmbH
     Italy                   Progress Software Italy S.r.l.
     Italy                   Sonic Software S.r.l.
     Netherlands             Progress Software B.V.
     Netherlands             Progress Software Europe B.V.
     Netherlands             Sonic Software B.V.
     Norway                  Progress Software A/S
     Poland                  Progress Software sp. z.o o.
     Spain                   Progress Software S.L.U.
     Sweden                  Progress Software Svenska AB
     Switzerland             Progress Software AG
     United Kingdom          DataDirect Technologies Ltd.
     United Kingdom          Progress Software Limited
     United Kingdom          Persistence Software Ltd.
     United Kingdom          Sonic Software (UK) Limited

Latin America
     Argentina               Progress Software de Argentina S.A.

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     Brazil                  Progress Software do Brasil Ltda.
     Chile                   Progress Software de Chile S.A.
     Colombia                Progress Software de Colombia S.A.
     Mexico                  Progress Software, S.A. de C.V.
     Venezuela               Progress Software de Venezuela C.A.

Other
     Australia               eXcelon (Pty) Ltd.
     Australia               Progress Software Pty. Ltd.
     Hong Kong               Persistence Software Asia/Pacific Ltd.
     Hong Kong               Progress Software Corporation Limited
     Japan                   DataDirect Technologies KK
     Japan                   Sonic Software KK
     Malaysia                Progress Software (M) Sdn Bhd
     Singapore               Progress Software Corporation (S) Pte. Ltd.
     South Africa            Progress Software (Pty) Ltd.

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